Fourth Quarter 2016 investor.arrow.com CFO Commentary As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and prior quarter of last year. The discussion of our results may exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to GAAP numbers. For a complete reconciliation between our GAAP and non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document. The following reported and adjusted information included in this CFO commentary is unaudited and should be read in conjunction with the company’s 2016 Annual Report on form 10-K as filed with the Securities and Exchange Commission Record 2016 earnings per share of $5.68 grew 9% Y/Y; record non-GAAP earnings per share of $6.63 grew 7% Y/Y.

investor.arrow.com Fourth-Quarter 2016 CFO Commentary 2 Fourth-Quarter Summary We completed an exceptional year in 2016 with record sales, gross profit, earnings per share and non-GAAP earnings per share. Fourth-quarter results were within our expectations despite unfavorable changes in foreign currencies that understated year-over-year growth rates and were not factored into our prior guidance ranges. We delivered record fourth-quarter earnings per share and non-GAAP earnings per share. Fourth-quarter 2016 global component sales grew 9% year over year and global components achieved record fourth-quarter sales and gross profit. Our investments in our digital platform, as well as sales and engineering resources accelerated our growth. Asia sales grew 22% year over year. Americas sales grew 4% year over year. Europe again delivered sales growth up 2% year over year adjusted for changes in foreign currencies, the 15th straight quarter of adjusted year-over-year growth. Global components operating income increased 8% year over year. Fourth-quarter enterprise computing solutions sales declined 21% year over year. Compared to the fourth quarter of 2015, sales were negatively impacted by approximately $250 million from the later start to the quarter, and $250 million from a greater mix of software and services sales accounted under a net basis. Applying these impacts, we estimate enterprise computing solutions sales would be down approximately 5% year over year. We believe operating income, on a multi-quarter basis, is the best measure of our enterprise computing solutions business. In 2016 enterprise computing solutions operating income increased 4% year over year and increased 5% year over year adjusted for changes in foreign currencies. We delivered record fourth- quarter earnings per share and non-GAAP earnings per share.

investor.arrow.com Fourth-Quarter 2016 CFO Commentary 3 P&L Highlights* Q4 2016 Y/Y Change Y/Y Change Adjusted for Acquisitions & Currency Q/Q Change Sales $6,443 (5)% (4)% 9% Gross Profit Margin 12.8% +40bps +30bps -20bps Operating Income $255 flat 1% 28% Operating Margin 4.0% +20bps +20bps +60bps Non-GAAP Operating Income $281 (1)% flat 19% Non-GAAP Operating Margin 4.4% +20bps +20bps +40bps Net Income $165 4% 5% 40% Diluted EPS $1.81 7% 9% 41% Non-GAAP Net Income $182 flat 1% 27% Non-GAAP Diluted EPS $2.00 3% 4% 29% Consolidated Overview Fourth Quarter 2016 $ in millions, except per share data; may reflect rounding • Fourth-quarter sales were $6.44 billion – Sales decreased 5% year over year and increased 9% quarter over quarter – Sales decreased 4% year over year adjusted for the impact of acquisitions and changes in foreign currencies • Consolidated gross profit margin was 12.8% – Gross profit margin increased 40 basis points year over year due to a greater mix of global components sales and higher enterprise computing solutions gross margins – Gross profit margin decreased 20 basis points quarter over quarter due principally to a greater mix of enterprise computing solutions sales • Operating income was $255 million – Flat year over year – Operating income increased 1% year over year adjusted for the impact of acquisitions and changes in foreign currencies – Operating expenses as a percentage of sales were 8.8%, up 10 basis points year over year

investor.arrow.com Fourth-Quarter 2016 CFO Commentary 4 • Non-GAAP operating income was $281 million – Decreased 1% year over year – Flat year over year adjusted for the impact of acquisitions and changes in foreign currencies – Non-GAAP operating expenses as a percentage of sales were 8.4%, up 20 basis points year over year as we continued to invest in growth initiatives • Effective tax rate for the quarter was 24.4% • Non-GAAP effective tax rate was 25.3% • Net income was $165 million – Increased 4% year over year – Increased 5% year over year adjusted for the impact of acquisitions and changes in foreign currencies • Earnings per share were $1.81 on a diluted basis – Increased 7% year over year – Increased 9% year over year adjusted for the impact of acquisitions and changes in foreign currencies • Non-GAAP net income was $182 million – Flat year over year – Increased 1% year over year adjusted for the impact of acquisitions and changes in foreign currencies • Non-GAAP earnings per share were $2.00 on a diluted basis – Increased 3% year over year – Increased 4% year over year adjusted for the impact of acquisitions and changes in foreign currencies A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

investor.arrow.com Fourth-Quarter 2016 CFO Commentary 5 Components Global • Sales increased 9% year over year • Lead times are in line with historical norms • Backlog increased year over year • Book-to-bill was 1.09, up from 1.05 in the fourth quarter of 2015 • Gross profit dollars increased 2% year over year • Gross margin decreased 100 basis points year over year – The decline was principally attributable to a higher relative contribution from the Asia region • Operating margin of 4% decreased 10 basis points year over year • Non-GAAP operating margin of 4.2% decreased 10 basis points year over year • Return on working capital declined 240 basis points year over year, due to investments in inventory for new supplier engagements and a successful deployment of part of our new ERP system in the Americas. Global components posted record fourth- quarter sales and gross profit. Non-GAAP Operating Income ($ in millions)

investor.arrow.com Fourth-Quarter 2016 CFO Commentary 6 Components Americas • Sales increased 4% year over year – Growth driven by our digital platform and reverse logistics – Growth in the lighting and aerospace & defense verticals year over year Americas components sales increased 4% year over year. Sales ($ in millions)

investor.arrow.com Fourth-Quarter 2016 CFO Commentary 7 Components Europe • Sales increased 2% year over year adjusted for the impact of changes in foreign currencies – Sales decreased 1% year over year as reported – Growth in the aerospace & defense, transportation, and lighting verticals year over year Europe components sales increased 2% year over year adjusted for changes in foreign currencies. Sales ($ in millions)

investor.arrow.com Fourth-Quarter 2016 CFO Commentary 8 Components Asia • Sales increased 22% year over year – Strong growth in the industrial power, wireless, and transportation verticals year over year Asia components sales increased 22% year over year. Sales ($ in millions)

investor.arrow.com Fourth-Quarter 2016 CFO Commentary 9 Enterprise Computing Solutions Global • Sales decreased 21% year over year – Sales growth was negatively impacted by approximately $250 million due to the later start of the fourth quarter of 2016 compared to the fourth quarter of 2015 – Sales growth was negatively impacted by approximately $250 million year over year due to the recognition of software and services sales on a net basis • Gross profit dollars decreased 7% year over year – Gross margin increased 180 basis points year over year • Operating margin of 6.5% increased 90 basis points year over year • Non-GAAP operating margin of 6.7% increased 90 basis points year over year • Return on working capital increased year over year for the 13th consecutive quarter Enterprise computing solutions posted record fourth-quarter operating margin. Non-GAAP Operating Income ($ in millions)

investor.arrow.com Fourth-Quarter 2016 CFO Commentary 10 Enterprise Computing Solutions Americas • Sales decreased 20% year over year – Sales decreased 22% year over year adjusted for acquisitions and changes in foreign currencies – Hardware sales, including servers, networking and storage declined year over year – Full-year 2016 operating income increased year over year ECS Americas operating income increased year over year in 2016. Sales ($ in millions)

investor.arrow.com Fourth-Quarter 2016 CFO Commentary 11 Enterprise Computing Solutions Europe • Sales decreased 17% year over year adjusted for the impact of acquisitions and changes in foreign currencies – Sales decreased 22% year over year as reported – Growth in security and virtualization software, and services year over year adjusted for the impact of acquisitions and changes in foreign currencies – Full-year 2016 operating income increased year over year ECS Europe operating income increased year over year in 2016. Sales ($ in millions)

investor.arrow.com Fourth-Quarter 2016 CFO Commentary 12 P&L Highlights* 2016 Y/Y Change Y/Y Change Adjusted for Acquisitions & Currency Sales $23,825 2% 0.5% Gross Profit Margin 13.2% +20bps +10bps Operating Income $859 4% 2% Operating Margin 3.6% +10bps +10bps Non-GAAP Operating Income $987 5% 3% Non-GAAP Operating Margin 4.1% flat +10bps Net Income $523 5% 4% Diluted EPS $5.68 9% 8% Non-GAAP Net Income $610 3% 2% Non-GAAP Diluted EPS $6.63 7% 6% Consolidated Overview Full- Year 2016 $ in millions, except per share data; may reflect rounding • 2016 sales were $23.8 billion – Sales increased 2% year over year – Adjusted for the impact of acquisitions and changes in foreign currencies, sales increased 0.5% year over year • Consolidated gross profit margin was 13.2% – Increased 20 basis points year over year principally due to higher enterprise computing solutions margins and an increased in global components within our mix • Operating income margin was 3.6%, up 10 basis points year over year – Operating expenses as a percentage of sales were 9.6%, up 10 basis points year over year • Non-GAAP operating income margin was 4.1%, flat year over year – Non-GAAP operating expenses as a percentage of sales were 9.1%, up 10 basis points year over year • Effective tax rate was 26.7% • Non-GAAP effective tax rate was 27.4% • Earnings per share on a diluted basis were $5.68 – Increased 9% year over year – Increased 8% year over year adjusted for acquisitions and changes in foreign currencies • Non-GAAP earnings per share on a diluted basis were $6.63 – Increased 7% year over year – Increased 6% year over year adjusted for acquisitions and changes in foreign currencies

investor.arrow.com Fourth-Quarter 2016 CFO Commentary 13 Cash Flow from Operations Cash flow from operating activities was $220 million in the quarter and was $356 million in 2016. Working Capital Working capital to sales was 14.9% in the quarter, up 210 basis points year over year. Working capital to sales was 15.4% in 2016, up 30 basis points year over year. Return on working capital was 29.4% in the quarter, down 370 basis points year over year. Return on working capital was 26.9% in 2016, up 10 basis points year over year. Return on Invested Capital Return on invested capital was 12.1% in the quarter and 10.5% for the full year, ahead of our weighted average cost of capital. Share Buyback We repurchased approximately $49 million of our stock. Total cash returned to shareholders over the last 12 months of approximately $200 million. Debt and Liquidity Net-debt-to-last-12-months EBITDA ratio is approximately 2.1x. Total liquidity of $2.8 billion when including cash of $534 million. We repurchased approximately $49 million of our stock in the fourth quarter, bringing total cash returned to shareholders in 2016 to approximately $200 million.

investor.arrow.com Fourth-Quarter 2016 CFO Commentary 14 Arrow Electronics Outlook Guidance We are expecting the average USD-to-Euro exchange rate for the first quarter of 2017 to be $1.07 to €1 compared to $1.10 to €1 in the first quarter of 2016. Assuming exchange rates remain unchanged for the remainder of the quarter, we expect changes in foreign currencies will negatively impact year-over-year sales growth by approximately $70 million, and year-over-year earnings per share growth by $.03. First-Quarter 2017 Guidance Consolidated Sales $5.375 billion to $5.775 billion Global Components $3.775 billion to $3.975 billion Global ECS $1.6 billion to $1.8 billion Diluted Earnings Per Share $1.18 to 1.30 Non-GAAP Diluted Earnings Per Share $1.37 to 1.49 * Assumes average diluted shares outstanding of 91 million and an average tax rate of 27 to 29%.

investor.arrow.com Fourth-Quarter 2016 CFO Commentary 15 Risk Factors The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its 2016 Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject. If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected. Information Relating to Forward-Looking Statements This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, company’s implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “believes,” “seeks,” “estimates,” and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements. For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2016.

investor.arrow.com Fourth-Quarter 2016 CFO Commentary 16 In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non- GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company’s operating results for businesses acquired, including the amortization expense related to acquired intangible assets, as if the acquisitions had occurred at the beginning of the earliest period presented (referred to as “impact of acquisitions”). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), loss on prepayment of debt, and (gain)/loss on investments. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income attributable to shareholders and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. Certain Non-GAAP Financial Information The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance.

Fourth-Quarter 2016 CFO Commentary

Earnings Reconciliation

($ in thousands, except per share data)

Three months ended December 31, 2016

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$ 254,899	$ 13,634	$ 12,441	$ —	$ 280,974
Income before income taxes	218,191	13,634	12,441	—	244,266
Provision for income taxes	53,233	4,870	3,733	—	61,836
Consolidated net income	164,958	8,764	8,708	—	182,430
Noncontrolling interests	440	336	—	—	776
Net income attributable to shareholders	$ 164,518	$ 8,428	$ 8,708	$ —	$ 181,654
Net income per diluted share	1.81	0.09	0.10	—	2.00
Effective tax rate	24.4%				25.3%

Three months ended December 31, 2015

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$ 254,311	11,743	17,666	—	283,720
Income before income taxes	220,516	11,743	17,666	1,500	251,425
Provision for income taxes	61,108	2,206	4,467	579	68,360
Consolidated net income	159,408	9,537	13,199	921	183,065
Noncontrolling interests	916	—	—	—	916
Net income attributable to shareholders	$ 158,492	9,537	13,199	921	182,149
Net income per diluted share	1.69	0.10	0.14	0.01	1.94
Effective tax rate	27.7%				27.2%

Three months ended October 1, 2016

	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$ 198,684	13,893	24,267	—	236,844
Income before income taxes	162,766	13,893	24,267	—	200,926
Provision for income taxes	44,931	4,959	7,439	—	57,329
Consolidated net income	117,835	8,934	16,828	—	143,597
Noncontrolling interests	108	347	—	—	455
Net income attributable to shareholders	$ 117,727	8,587	16,828	—	143,142
Net income per diluted share	1.28	0.09	0.18	—	1.56
Effective tax rate	27.6%				28.5%

**Other includes gain/loss on sale of investments and loss on prepayment of debt.*

***The sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.*

investor.arrow.com

17

Five Years Out